UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 28, 2014

Affiliated Managers Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

600 Hale Street
P.O. Box 1000
Prides Crossing, Massachusetts	01965
(Address of Principal Executive Offices)	(Zip Code)

(617) 747-3300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01           Other Events.

Affiliated Managers Group, Inc. (the “Company”) anticipates borrowing up to $250 million under a 5-year senior unsecured term loan facility, with an expected closing date during the second quarter of 2014.  The Company will have the ability to borrow up to an additional $100 million under the facility after the closing date.

In February 2014, the Company provided notice of its intent to redeem all of its outstanding 5.10% Convertible Trust Preferred Securities, and it will issue in total approximately 1.9 million shares of Company common stock in connection with the conversion of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: March 28, 2014	By:	/s/ John Kingston, III
		Name:	John Kingston, III
		Title:	Vice Chairman, General Counsel
and Secretary